UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 9, 2008

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.                                                                  Entry into a Material Definitive Agreement.

A.  New Credit Facility

On June 9, 2008, Scientific Games Corporation (the “Company”) and its wholly owned subsidiary, Scientific Games International, Inc. (“SGI”), entered into a credit agreement, dated as of June 9, 2008 (the “Credit Agreement”), among SGI, as borrower, the Company, as guarantor, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and UBS Securities LLC, as co-syndication agents, and ING Capital LLC and Bank of Tokyo - Mitsubishi UFJ Trust Company, as co-documentation agents, and a related Guarantee and Collateral Agreement, dated as of June 9, 2008 (the “Guarantee and Collateral Agreement”), among SGI, the Company, as a guarantor, and certain of the subsidiaries of the Company listed on the signature pages thereto, as guarantors, in favor of JPMorgan Chase Bank, N.A., as administrative agent.

The Credit Agreement replaces the credit agreement, dated as of December 23, 2004, as amended and restated as of January 24, 2007 (the “Old Credit Agreement”), among the Company, as borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent. All amounts outstanding under the Old Credit Agreement were paid by the Company on June 9, 2008, and the Old Credit Agreement was terminated.  The guarantee and collateral agreement, dated as of December 23, 2004, relating to the Old Credit Agreement, was also terminated.

The Credit Agreement provides for a $250 million senior secured revolving credit facility and a $550 million senior secured term loan credit facility.  Under the terms of the Credit Agreement, SGI has the ability, subject to certain terms and conditions, to request additional tranches of term loans or to request an increase in the commitments under the revolving credit facility, or a combination thereof, in a maximum aggregate amount of $200 million at a later date.  Amounts under the revolving credit facility may be borrowed, repaid and reborrowed by SGI from time to time until maturity. The Credit Agreement will terminate on June 9, 2013, provided that the revolving credit facility and the term loan credit facility will both mature on March 1, 2010 unless one of the following conditions is met:

•                  the right of holders of the Company’s 0.75% Convertible Senior Subordinated Debentures due 2024 (the “Convertible Debentures”) to require the repurchase of their Convertible Debentures is eliminated;

•                  such Convertible Debentures are refinanced, redeemed or defeased (or a trust or escrow is established, on terms reasonably satisfactory to the administrative agent under the Credit Agreement, for purposes of and in an amount sufficient to discharge all payment obligations with respect to such Convertible Debentures); or

•                  the sum of the aggregate unused and available revolving credit facility commitments under the Credit Agreement plus the unrestricted cash of SGI and the guarantors under the Credit Agreement is not less than the sum of the principal amount of such Convertible Debentures then outstanding plus $50 million.

The revolving credit facility and the term loan credit facility will both mature on September 15, 2012, unless one of the following conditions is met:

•                  the Company’s 6.25% Senior Subordinated Notes due 2012 are refinanced, redeemed or defeased (or a trust or escrow is established, on terms and conditions reasonably satisfactory to the administrative agent under the Credit Agreement, for purposes of and in an amount sufficient to discharge such notes); or

•                  the sum of the aggregate unused and available revolving credit facility commitments under the Credit Agreement plus the unrestricted cash of SGI and the guarantors under the Credit Agreement is not less than the sum of the principal amount of such notes then outstanding plus $50 million.

Voluntary prepayments and commitment reductions under the Credit Agreement are permitted at any time in whole or in part, without premium or penalty (other than breakfunding costs), upon proper notice and subject to a minimum dollar requirement.

At SGI’s option, borrowings under the Credit Agreement are based on either LIBOR or the higher of (i) the prime rate of JPMorgan Chase Bank, N.A. or (ii) the Federal Funds Effective Rate plus 0.50%.  The interest rates under the Credit Agreement vary pursuant to a pricing grid depending upon the consolidated leverage ratio of the Company and its subsidiaries.  The interest rate varies from 175 basis points to 275 basis points (and will initially be 250 basis points) above LIBOR for eurocurrency loans, and 75 basis points to 175 basis points (and will initially be 150 basis points) above the higher of (i) the prime rate or (ii) the Federal Funds Effective Rate plus 0.50% for base rate loans.  During the term of the Credit Agreement, SGI will pay its lenders a fee equal to the product of 0.50% per annum and the unused portion of the revolving credit facility.

The Company and its direct and indirect wholly owned domestic subsidiaries (other than SGI) have provided an unconditional guarantee of the prompt and complete payment of SGI’s obligations under the Credit Agreement as set forth in the Guarantee and Collateral Agreement.  In addition, the obligations under the Credit Agreement are secured by a first priority, perfected lien on (i) substantially all the property and assets (real and personal, tangible and intangible) of the Company and its direct and indirect wholly owned domestic subsidiaries and (ii) 100% of the capital stock of all of the Company’s direct and indirect 100% owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries.

The Credit Agreement contains covenants customary for financings of this type, including negative covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain asset sales, effect a consolidation or merger, sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets.  In addition, the Credit Agreement contains financial covenants that impose a limit on (i) the ratio of consolidated debt to consolidated earnings before interest, income taxes, depreciation, and amortization, (ii) the ratio of consolidated senior debt to consolidated earnings before interest, income taxes, depreciation, and amortization and (iii) the ratio of consolidated earnings before interest, income taxes, depreciation, and amortization to consolidated cash interest expense.

The Credit Agreement contains events of default customary for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payment of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement will automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

The foregoing descriptions of the terms of the Credit Agreement and the Guarantee and Collateral Agreement are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

B.  Senior Subordinated Notes

The Notes and Indenture

On June 11, 2008, SGI issued $200 million of 7.875% Senior Subordinated Notes due 2016 (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and to persons outside the United States under Regulation S under the Securities Act of 1933, as amended.  The Notes were issued pursuant to an indenture dated as of June 11, 2008 (the “Indenture”) among SGI, as issuer, the Company, as a guarantor, the Company’s subsidiary guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

The Notes bear interest at the rate of 7.875% per annum, which accrues from June 11, 2008 and is payable semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2008.  The Notes mature on June 15, 2016, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

SGI may redeem some or all of the Notes at any time prior to June 15, 2012 at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption plus a “make whole” premium.  SGI may redeem some or all of the Notes for cash at any time on or after June 15, 2012 at the prices specified in the Indenture.  In addition, at any time on or prior to June 15, 2011, SGI may redeem up to 35% of the initially outstanding aggregate principal amount of the Notes at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds contributed to the capital of SGI from one or more equity offerings of the Company.  Additionally, if a holder of Notes is required to be licensed or found qualified under any applicable gaming laws or regulations and that holder does not become so licensed or found qualified or suitable, then SGI will have the right to, subject to certain notice provisions set forth in the Indenture, (i)  require that holder to dispose of all or a portion of those Notes or (ii) redeem the Notes of that holder at a redemption price calculated as set forth in the Indenture.  If the Company or SGI sells certain of its assets or experiences specific kinds of changes in control, SGI must offer to repurchase the Notes.

The Notes will be subordinated to all of SGI’s existing and future senior debt, will rank equally with all of its existing and future senior subordinated debt, and will rank senior to all of its future debt that is expressly subordinated to the Notes.  The Notes will be guaranteed on a senior subordinated unsecured basis by the Company and all of its wholly owned domestic subsidiaries (other than SGI).  The guarantees of the Notes will be subordinated to all of the guarantors’ existing and future senior debt, will rank equally with all of their existing and future senior subordinated debt, and will rank senior to all of their future debt that is expressly subordinated to the guarantees of the Notes.  The Notes will be structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets.

The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or SGI, all outstanding Notes will become due and payable immediately without further action or notice.  If any other type of event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the sale of the Notes, SGI, the Company, the Company’s subsidiary guarantors party thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC and UBS Securities LLC, as representatives for the initial purchasers listed therein, entered into a registration rights agreement, dated June 11, 2008 (the “Registration Rights Agreement”).   Under the Registration Rights Agreement, the Company and SGI agreed, for the benefit of the holders of the Notes, that they will use their commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

If applicable interpretations of the staff of the SEC do not permit SGI to effect the exchange offer, SGI will use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold.  The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the Registration Rights Agreement.

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 240 days after the date the Notes are issued, the annual interest rate borne by the Notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, at which time the interest rate will revert to the original interest rate on the date the Notes were originally issued.

The foregoing descriptions of the terms of the Indenture and the Registration Rights Agreement are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively.

In December 2004, in connection with the Company’s issuance of $275 million aggregate principal amount of Convertible Debentures and in order to reduce the potential dilution upon conversion of the Convertible Debentures, the Company entered into convertible bond hedge and warrant option transactions with JPMorgan Chase Bank, N.A. and Bear Stearns & Co. Inc., which was recently acquired by JPMorgan Chase & Co. and is now an affiliate of JP Morgan Securities Inc. JPMorgan Chase Bank, N.A. or its affiliates are parties to the Credit Agreement, the Guarantee and Collateral Agreement, and the Registration Rights Agreement.  During the term of the bond hedges (which expire no later than June 1, 2010), the sellers of the options will deliver to the Company upon the Company’s exercise of such options after a conversion of the Convertible Debentures a number of shares of common stock based on the extent to which the then market price of the Company’s Class A common stock exceeds $29.10 per share.  The options provide for net share settlement upon exercise.  Additional information regarding such transactions was previously disclosed in Item 3.02 of the Company’s Form 8-K filed with the SEC on December 30, 2004, which is incorporated herein by reference.

Item 1.02.                                                                  Termination of a Material Definitive Agreement.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03.                                                                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.02.                                                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 10, 2008, the Company held its annual meeting of stockholders (the “Stockholders’ Meeting”) to vote on, among other things, a proposal to approve the amended and restated 2003 Incentive Compensation Plan (the “Amended and Restated Plan”). The Amended and Restated Plan had been previously approved by the Company’s Board of Directors (the “Board”), subject to approval by the Company’s stockholders at the Stockholders’ Meeting.  The Company’s stockholders approved the Amended and Restated Plan at the Stockholders’ Meeting.

The Amended and Restated Plan increases the number of shares reserved under the plan by 3,000,000 shares, of which no more than 1,250,000 shares will be available for “full-value awards” (i.e., awards other than stock options, stock appreciation rights (“SARs”) and dividend equivalents paid in cash).  The Amended and Restated Plan also provides that no more than 2,000,000 shares out of the plan’s existing reserve of shares will be available for full-value awards.

The Amended and Restated Plan further provides that any shares subject to an option or SAR will be deemed to be delivered for purposes of the plan’s share counting provisions upon exercise even if the net number of shares delivered to a participant is less than the number of shares underlying the award (as would occur, for example, upon a net exercise of options, upon a settlement of SARs in cash or for a net number of shares, upon a stock-for-stock exercise of options, or upon share withholding to satisfy tax obligations upon exercise of options or SARs).

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01.                                                                  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 11, 2008, among SGI, the Company, as a guarantor, the Company’s subsidiary guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.2

Registration Rights Agreement, dated June 11, 2008, by and among SGI, the Company’s guarantors listed thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC and UBS Securities LLC as representatives for the initial purchasers listed thereto.

10.1

Credit Agreement, dated as of June 9, 2008, among SGI, as borrower, the Company, as guarantor, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and UBS Securities LLC, as co-syndication agents, and ING Capital LLC and Bank of Tokyo - Mitsubishi UFJ Trust Company, as co-documentation agents.

10.2

Guarantee and Collateral Agreement, dated as of June 9, 2008, among SGI, the Company, as a guarantor, and each other subsidiary of the Company listed on the signature pages thereto, in favor of JPMorgan Chase Bank, N.A., as administrative agent.

10.3	2003 Incentive Compensation Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ DeWayne E. Laird
		Name:	DeWayne E. Laird
		Title:	Vice President and Chief Financial Officer

Date: June 13, 2008

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of June 11, 2008, among SGI, the Company, as a guarantor, the Company’s subsidiary guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.2

Registration Rights Agreement, dated June 11, 2008, by and among SGI, the Company’s guarantors listed thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC and UBS Securities LLC as representatives for the initial purchasers listed thereto.

10.1

Credit Agreement, dated as of June 9, 2008, among SGI, as borrower, the Company, as guarantor, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and UBS Securities LLC, as co-syndication agents, and ING Capital LLC and Bank of Tokyo - Mitsubishi UFJ Trust Company, as co-documentation agents.

10.2

Guarantee and Collateral Agreement, dated as of June 9, 2008, among SGI, the Company, as a guarantor, and each other subsidiary of the Company listed on the signature pages thereto, in favor of JPMorgan Chase Bank, N.A., as administrative agent.

10.3	2003 Incentive Compensation Plan, as amended and restated.